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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 4, 2002
                        (Date of earliest event reported)


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)


          New York                  1-2360                    13-0871985
(State of Incorporation)    (Commission File Number)         (IRS employer
                                                           Identification No.)


                 ARMONK, NEW YORK                            10504
     (Address of principal executive offices)              (Zip Code)


                                  914-499-1900
                         (Registrant's telephone number)

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Item 5.  Other Events

     The registrant's press release dated June 4, 2002, regarding a definitive agreement between Hitachi and IBM on the transfer of their hard disk drive operations to a new standalone company under majority Hitachi ownership is Attachment I of this Form 8-K.

    The registrant's press release dated June 4, 2002, regarding actions to strengthen strategic and competitive position is Attachment II of this Form 8-K.

    Attachment III of this Form 8-K is IBM's Chief Financial Officer John R. Joyce's remarks to securities analysts on Tuesday, June 4, 2002, regarding the definitive agreement between Hitachi and IBM to transfer their hard disk drive operations to a new standalone company, the realignment of the company's Microelectronics Division and workforce and related actions being taken in the second quarter of 2002. In addition, IBM's Senior Vice President and Group Executive John E. Kelly, III's remarks to securities analysts regarding the realignment of the Microelectronics Division and the definitive agreement between Hitachi and IBM to transfer their hard disk drive operations to a new standalone company and IBM's Senior Vice President and Group Executive Linda S. Sanford's remarks to securities analysts regarding the status of the company's separate alliance with Hitachi in storage systems are included in Attachment III of this Form 10-K.

    IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:   June 4, 2002


                                    By: /s/  Robert F. Woods
                                    --------------------------------
                                            (Robert F. Woods)
                                       Vice President and Controller